CARMAX REPORTS RECORD THIRD QUARTER RESULTS

Richmond, Va., December 20, 2013 – CarMax, Inc. (NYSE:KMX) today reported record results for the third quarter ended November 30, 2013.

▪	Net sales and operating revenues increased 13% to $2.94 billion.

▪	Used unit sales in comparable stores increased 10%.

▪	Total used unit sales rose 15%.

▪	Total wholesale unit sales increased 4%.

▪	CarMax Auto Finance (CAF) income increased 16% to $83.9 million.

▪	Net earnings grew 12% to $106.5 million. Net earnings per diluted share rose 15% to $0.47.

“We are pleased with our continued growth in sales and earnings,” said Tom Folliard, president and chief executive officer.  “The earnings growth was driven by double digit increases in total used units and CAF income.”

Third Quarter Business Performance Review

Sales.  Total used vehicle unit sales grew 15% and comparable store used units grew 10% versus the prior year’s third quarter.  Comparable store used unit sales benefited from improved execution in our stores and an attractive consumer credit environment, as well as a modest increase in store traffic.  Wholesale vehicle unit sales grew 4% compared with last year’s quarter, reflecting the growth in our store base.

Other sales and revenues declined 5% year-over-year.  Extended service plan (ESP) revenues were similar to the prior year, as the increase driven by the growth in our retail vehicle sales was offset by an increase in our allowance for ESP returns of $0.02 per diluted share.  The rise in the allowance reflected increases in ESP cancellations prior to the end of their contract term.  Net third-party finance fees declined by $4.6 million as the third-party subprime providers (those who purchase financings at a discount) originated 18% of used vehicle unit sales in the current quarter versus 15% in the prior year’s third quarter.  Over the last two years, the volume of this financing has increased, as our third-party subprime providers have been making more attractive offers.  Late in the quarter, however, we began to see tightening of the credit terms offered by our subprime providers.

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Gross Profit.  Total gross profit increased 11% to $381.7 million.  Used vehicle gross profit rose 16%, driven by the increase in total used unit sales, while used vehicle gross profit per unit remained comparable with the prior year period at $2,149.  Wholesale vehicle gross profit was similar to the prior year’s quarter, as the 4% increase in wholesale unit sales was offset by a decrease in wholesale vehicle gross profit per unit, which declined $36 to $887.  Other gross profit rose 2%, reflecting flat ESP revenues and the decrease in net third-party finance fees, as well as higher service department profits.

SG&A.  Selling, general and administrative expenses increased 11% to $284.4 million.  The increase primarily reflected both the 12% increase in our store base since the beginning of last year’s third quarter (representing the addition of 13 stores) and higher variable selling costs resulting from our 10% increase in comparable store used unit sales.  SG&A per retail unit declined $98 to $2,295, as our comparable store used unit sales growth generated overhead leverage.

CarMax Auto Finance.(1)  CAF income increased 16% to $83.9 million as a result of the 24% increase in average managed receivables, partly offset by a lower total interest margin.  Average managed receivables grew to $6.81 billion, reflecting the rise in CAF loan originations in recent years.  The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 6.8% of average managed receivables in the current quarter from 7.4% in last year’s third quarter.

In the fourth quarter of fiscal 2014, CAF plans to launch a test originating loans for customers who typically would be financed by our subprime providers.  Given the relevance of subprime to our business and the overall market, we believe it is prudent to gain further insight into underwriting and servicing accounts within this credit profile.  Over the next 12 months, we plan to originate approximately $70 million of loans in this test.  The test will be funded separately from our current portfolio and not included in our current public securitization program.

Superstore Openings.  During the third quarter of fiscal 2014, we opened three stores, including one in Jackson, Tennessee; one in Brandywine, Maryland (our eighth store in the Baltimore/Washington, D.C. market); and one in the St. Louis, Missouri market.  Subsequent to the end of the quarter, we opened our second store in St. Louis and we entered the Philadelphia, Pennsylvania market with two stores.

Share Repurchase Program.  During the third quarter, we repurchased 0.3 million shares of common stock for $14.8 million pursuant to our share repurchase program.  As of November 30, 2013, we had $400.0 million remaining available for repurchase under the program.

(1)Although CAF benefits from certain indirect overhead expenditures, we have elected not to allocate indirect costs to CAF in order to avoid making arbitrary allocation decisions.

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Supplemental Financial Information

Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2013	2012	Change	2013	2012	Change
Used vehicle sales	$2,396.8	$2,068.7	15.9%	$7,738.1	$6,449.6	20.0%
New vehicle sales	50.1	45.7	9.6%	162.5	162.5	0.0%
Wholesale vehicle sales	437.3	427.7	2.2%	1,402.8	1,332.5	5.3%
Other sales and revenues:
Extended service plan revenues	48.8	48.6	0.3%	178.4	152.7	16.8%
Service department sales	26.1	24.8	5.3%	80.8	76.4	5.8%
Third-party finance fees, net	(17.7)	(13.1)	(35.3)%	(64.6)	(38.9)	(66.0)%
Total other sales and revenues	57.2	60.4	(5.2)%	194.6	190.2	2.3%
Total net sales and operating revenues	$2,941.4	$2,602.4	13.0%	$9,498.0	$8,134.9	16.8%

Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2013	2012	2013	2012
Used vehicle units	10%	12%	14%	5%
Used vehicle dollars	10%	13%	15%	6%

(1)As of November 30, 2013 and 2012, the number of stores included in the comparable store base were 113 and 106, respectively.

Total Used Vehicle Sales Changes

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2013	2012	2013	2012
Used vehicle units	15%	16%	20%	9%
Used vehicle dollars	16%	17%	20%	10%

Unit Sales

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2013	2012	2013	2012
Used vehicles	122,065	105,815	394,073	329,422
New vehicles	1,818	1,705	5,954	6,164
Wholesale vehicles	82,743	79,747	262,342	246,059

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Average Selling Prices

	Three Months Ended		Nine Months Ended
	November 30		November 30
	2013	2012	2013	2012
Used vehicles	$19,469	$19,344	$19,480	$19,375
New vehicles	$27,428	$26,681	$27,176	$26,241
Wholesale vehicles	$5,123	$5,214	$5,185	$5,267

Selected Operating Ratios

	Three Months Ended				Nine Months Ended
	November 30				November 30
(In millions)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
Net sales and operating revenues	$2,941.4	100.0	$2,602.4	100.0	$9,498.0	100.0	$8,134.9	100.0
Gross profit	$381.7	13.0	$345.2	13.3	$1,264.6	13.3	$1,095.1	13.5
CarMax Auto Finance income	$83.9	2.9	$72.5	2.8	$255.3	2.7	$223.3	2.7
Selling, general, and administrative
expenses	$284.4	9.7	$257.3	9.9	$857.8	9.0	$765.6	9.4
Interest expense	$7.6	0.3	$8.1	0.3	$23.3	0.2	$24.4	0.3
Earnings before income taxes	$173.2	5.9	$152.5	5.9	$637.6	6.7	$529.2	6.5
Net earnings	$106.5	3.6	$94.7	3.6	$393.4	4.1	$327.1	4.0

(1)Calculated as the ratio of the applicable amount to net sales and operating revenues.

Gross Profit

	Three Months Ended			Nine Months Ended
	November 30			November 30
(In millions)	2013	2012	Change	2013	2012	Change
Used vehicle gross profit	$262.4	$227.0	15.6%	$859.5	$718.2	19.7%
New vehicle gross profit	1.1	0.9	30.9%	3.4	4.1	(15.3)%
Wholesale vehicle gross profit	73.4	73.6	(0.2)%	237.4	230.5	3.0%
Other gross profit	44.8	43.7	2.4%	164.3	142.3	15.4%
Total	$381.7	$345.2	10.6%	$1,264.6	$1,095.1	15.5%

Gross Profit per Unit

	Three Months Ended				Nine Months Ended
	November 30				November 30
	2013		2012		2013		2012
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,149	10.9	$2,146	11.0	$2,181	11.1	$2,180	11.1
New vehicle gross profit	$636	2.3	$518	1.9	$578	2.1	$659	2.5
Wholesale vehicle gross profit	$887	16.8	$923	17.2	$905	16.9	$937	17.3
Other gross profit	$361	78.3	$407	72.4	$411	84.4	$424	74.8
Total gross profit	$3,081	13.0	$3,211	13.3	$3,161	13.3	$3,263	13.5

(1)Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.

(2)Calculated as a percentage of its respective sales or revenue.

SG&A Expenses

	Three Months Ended			Nine Months Ended
	November 30			November 30
(In millions)	2013	2012	Change	2013	2012	Change
Compensation and benefits (1)	$161.4	$144.0	12.1%	$494.4	$427.1	15.8%
Store occupancy costs	53.9	51.1	5.4%	160.9	149.8	7.4%
Advertising expense	23.4	22.5	3.7%	77.0	76.7	0.3%
Other overhead costs (2)	45.7	39.7	15.2%	125.5	112.0	12.2%
Total SG&A expenses	$284.4	$257.3	10.5%	$857.8	$765.6	12.0%
SG&A per unit	$2,295	$2,393	$(98)	$2,144	$2,281	$(137)

(1)Excludes compensation and benefits related to reconditioning and vehicle repair service, which is included in cost of sales.

(2)Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.

Components of CAF Income and Other CAF Information

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
Interest margin:
Interest and fee income	$138.3	8.1	$125.1	9.1	$409.0	8.4	$368.9	9.3
Interest expense	(22.2)	(1.3)	(23.3)	(1.7)	(67.6)	(1.4)	(72.4)	(1.8)
Total interest margin	116.1	6.8	101.8	7.4	341.4	7.0	296.5	7.5
Provision for loan losses	(19.7)	(1.2)	(18.1)	(1.3)	(49.0)	(1.0)	(40.2)	(1.0)
Total interest margin after provision
for loan losses	96.4	5.7	83.7	6.1	292.4	6.0	256.3	6.5
Other income	―	―	0.2	―	0.1	―	―	―
Total direct expenses	(12.5)	(0.7)	(11.4)	(0.8)	(37.2)	(0.8)	(33.0)	(0.8)
CarMax Auto Finance income	$83.9	4.9	$72.5	5.3	$255.3	5.2	$223.3	5.7

Total average managed receivables	$6,805.3		$5,477.4		$6,491.4		$5,266.0
Net loans originated	$960.6		$856.2		$3,168.7		$2,465.4
Net CAF penetration rate	40.6%		41.2%		41.2%		38.3%
Weighted average contract rate	7.0%		7.7%		6.9%		8.2%

Ending allowance for loan losses	$67.9		$54.3		$67.9		$54.3

Warehouse facility information:
Ending funded receivables	$807.0		$876.0		$807.0		$876.0
Ending unused capacity	$993.0		$724.0		$993.0		$724.0

(1)Annualized percent of total average managed receivables.

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Earnings Highlights

	Three Months Ended			Nine Months Ended
	November 30			November 30
(In millions except per share data)	2013	2012	Change	2013	2012	Change
Net earnings	$106.5	$94.7	12.4%	$393.4	$327.1	20.3%
Diluted weighted average shares outstanding	227.4	232.7	(2.3)%	227.9	232.0	(1.8)%
Net earnings per diluted share	$0.47	$0.41	14.6%	$1.73	$1.41	22.7%

Planned Superstore Openings

We currently plan to open the following superstores within 12 months from November 30, 2013:

Location	Television Market	Market Status	Planned Opening Date
St. Peters, Missouri (1)	St. Louis	Existing	Q4 Fiscal 2014
Newark, Delaware (1)	Philadelphia	New	Q4 Fiscal 2014
King of Prussia, Pennsylvania (1)	Philadelphia	New	Q4 Fiscal 2014
Frederick, Maryland	Washington/Baltimore	Existing	Q4 Fiscal 2014
Elk Grove, California	Sacramento	Existing	Q4 Fiscal 2014
Rochester, New York	Rochester	New	Q1 Fiscal 2015
Dothan, Alabama	Dothan	New	Q1 Fiscal 2015
Mechanicsburg, Pennsylvania	Harrisburg/Lancaster	Existing	Q1 Fiscal 2015
Spokane, Washington	Spokane	New	Q1 Fiscal 2015
Madison, Wisconsin	Madison	New	Q2 Fiscal 2015
Fort Worth, Texas	Dallas	Existing	Q2 Fiscal 2015
Lynchburg, Virginia	Roanoke/Lynchburg	New	Q2 Fiscal 2015
Milwaukie, Oregon	Portland	New	Q2 Fiscal 2015
Beaverton, Oregon	Portland	New	Q3 Fiscal 2015
Tupelo, Mississippi	Tupelo	New	Q3 Fiscal 2015
Reno, Nevada	Reno	New	Q3 Fiscal 2015
Raleigh, North Carolina	Raleigh	Existing	Q3 Fiscal 2015

(1)Opened in December 2013.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.  We currently estimate capital expenditures will total approximately $300 million in fiscal 2014.  We expect to open between 10 and 15 superstores in each of the following 2 fiscal years.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 20, 2013.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 26830857.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

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A webcast replay of the call will be available at investor.carmax.com through April 3, 2014.  A telephone replay also will be available through December 31, 2013, and may be accessed by dialing
1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 26830857.

Fourth Quarter and Fiscal Year 2014 Earnings Release Date

We currently plan to release results for the fourth quarter and fiscal year ending February 28, 2014, on Friday, April 4, 2014, before the opening of the New York Stock Exchange.  We will host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in March 2014.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for nine consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 129 used car superstores in 64 markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the twelve months ended February 28, 2013, the company retailed 447,728 used vehicles and sold 324,779 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in general or regional U.S. economic conditions.
•	Changes in the competitive landscape within our industry.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability related to our third-party financing providers.
•	Significant changes in retail prices for used and new vehicles.
•	A reduction in the availability of or access to sources of inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The loss of key employees from our store, regional or corporate management teams or a significant increase in labor costs.
•	The failure of key information systems.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers or manufacturer recalls.
•	The occurrence of severe weather events.
•	Factors related to the seasonal fluctuations in our business.
•	Factors related to the geographic concentration of our superstores.
•	The effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•	Acts of terrorism, the outbreak of war, or other significant national or international events.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2013, and our quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391.  We disclaim any intent or obligation to update our forward-looking statements.

Contacts:

Investors and Financial Media:

Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

Trina Lee, Director, Public Relations, (855) 887-2915

Catherine Gryp, Manager, Public Relations, (855) 887-2915

CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended November 30				Nine Months Ended November 30
(In thousands except per share data)	2013	% (1)	2012	% (1)	2013	% (1)	2012	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,396,840	81.5	$2,068,742	79.5	$7,738,118	81.5	$6,449,613	79.3
New vehicle sales	50,073	1.7	45,693	1.8	162,502	1.7	162,543	2.0
Wholesale vehicle sales	437,272	14.9	427,650	16.4	1,402,838	14.8	1,332,495	16.4
Other sales and revenues	57,222	1.9	60,361	2.3	194,558	2.0	190,219	2.3
NET SALES AND OPERATING REVENUES	2,941,407	100.0	2,602,446	100.0	9,498,016	100.0	8,134,870	100.0
Cost of sales	2,559,686	87.0	2,257,227	86.7	8,233,456	86.7	7,039,743	86.5
GROSS PROFIT	381,721	13.0	345,219	13.3	1,264,560	13.3	1,095,127	13.5
CARMAX AUTO FINANCE INCOME	83,905	2.9	72,454	2.8	255,346	2.7	223,309	2.7
Selling, general and administrative expenses	284,366	9.7	257,282	9.9	857,761	9.0	765,559	9.4
Interest expense	7,649	0.3	8,065	0.3	23,288	0.2	24,360	0.3
Other (loss) income	(411)	―	139	―	(1,243)	―	683	―
Earnings before income taxes	173,200	5.9	152,465	5.9	637,614	6.7	529,200	6.5
Income tax provision	66,748	2.3	57,784	2.2	244,237	2.6	202,137	2.5
NET EARNINGS	$106,452	3.6	$94,681	3.6	$393,377	4.1	$327,063	4.0
WEIGHTED AVERAGE COMMON SHARES:
Basic	223,259		228,904		223,831		228,346
Diluted	227,417		232,656		227,870		232,048
NET EARNINGS PER SHARE:
Basic	$0.48		$0.41		$1.76		$1.43
Diluted	$0.47		$0.41		$1.73		$1.41

(1)Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		(Unaudited)				(Unaudited)
		November 30		February 28		November 30
(In thousands except share data)		2013		2013		2012
ASSETS
	CURRENT ASSETS:
	Cash and cash equivalents		$664,758		$449,364		$445,110
	Restricted cash from collections on auto loan receivables		246,795		224,287		204,360
	Accounts receivable, net		68,027		91,961		62,660
	Inventory		1,556,277		1,517,813		1,339,044
	Deferred income taxes		2,651		5,193		9,315
	Other current assets		20,286		21,513		24,875
	TOTAL CURRENT ASSETS		2,558,794		2,310,131		2,085,364
	Auto loan receivables, net		6,892,311		5,895,918		5,552,035
	Property and equipment, net		1,588,633		1,428,970		1,411,588
	Deferred income taxes		151,281		145,875		147,571
	Other assets		112,856		107,708		101,125
	TOTAL ASSETS		$11,303,875		$9,888,602		$9,297,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
	CURRENT LIABILITIES:
	Accounts payable		$367,478		$336,721		$272,807
	Accrued expenses and other current liabilities		138,910		147,821		116,629
	Accrued income taxes		8,554		222		266
	Short-term debt		1,287		355		706
	Current portion of finance and capital lease obligations		17,837		16,139		15,885
	Current portion of non-recourse notes payable		214,535		182,915		169,399
	TOTAL CURRENT LIABILITIES		748,601		684,173		575,692
	Finance and capital lease obligations, excluding current portion		320,791		337,452		341,424
	Non-recourse notes payable, excluding current portion		6,755,534		5,672,175		5,211,064
	Other liabilities		190,580		175,635		145,834
	TOTAL LIABILITIES		8,015,506		6,869,435		6,274,014

	Commitments and contingent liabilities
	SHAREHOLDERS’ EQUITY:
	Common stock, $0.50 par value; 350,000,000 shares authorized;
	223,228,360 and 225,906,108 shares issued and outstanding
	as of November 30, 2013 and February 28, 2013, respectively		111,614		112,953		114,108
	Capital in excess of par value		1,013,939		972,250		942,017
	Accumulated other comprehensive loss		(57,127)		(59,808)		(51,745)
	Retained earnings		2,219,943		1,993,772		2,019,289
	TOTAL SHAREHOLDERS’ EQUITY		3,288,369		3,019,167		3,023,669
	TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$11,303,875		$9,888,602		$9,297,683

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended November 30
(In thousands)	2013	2012
OPERATING ACTIVITIES:
Net earnings	$393,377	$327,063
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	73,983	70,721
Share-based compensation expense	54,948	46,597
Provision for loan losses	48,993	40,154
Loss on disposition of assets	1,844	1,554
Deferred income tax benefit	(4,576)	(6,569)
Net decrease (increase) in:
Accounts receivable, net	23,934	23,774
Inventory	(38,464)	(246,452)
Other current assets	3,480	(7,336)
Auto loan receivables, net	(1,045,386)	(632,342)
Other assets	(6,714)	(506)
Net increase (decrease) in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	1,707	(102,666)
Other liabilities	(266)	(13,220)
NET CASH USED IN OPERATING ACTIVITIES	(493,140)	(499,228)
INVESTING ACTIVITIES:
Capital expenditures	(212,900)	(184,942)
Proceeds from sales of assets	5,143	―
Increase in restricted cash from collections on auto loan receivables	(22,508)	(46)
Increase in restricted cash in reserve accounts	(7,826)	(6,912)
Release of restricted cash from reserve accounts	15,022	15,980
Purchases of money market securities, net	(3,833)	(2,088)
Purchases of investments available-for-sale	(1,868)	(1,525)
Sales of investments available-for-sale	71	318
NET CASH USED IN INVESTING ACTIVITIES	(228,699)	(179,215)
FINANCING ACTIVITIES:
Increase (decrease) in short-term debt, net	932	(237)
Payments on finance and capital lease obligations	(14,963)	(10,365)
Issuances of non-recourse notes payable	5,300,000	4,010,000
Payments on non-recourse notes payable	(4,185,021)	(3,313,626)
Repurchase and retirement of common stock	(196,748)	(51,091)
Equity issuances, net	19,967	29,486
Excess tax benefits from share-based payment arrangements	13,066	16,728
NET CASH PROVIDED BY FINANCING ACTIVITIES	937,233	680,895
Increase in cash and cash equivalents	215,394	2,452
Cash and cash equivalents at beginning of year	449,364	442,658
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$664,758	$445,110

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